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     As filed with the Securities and Exchange Commission on August 5, 1999
                                                             Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 DECS Trust V
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                 Not Applicable
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification No.)

      c/o Salomon Smith Barney Inc.
           388 Greenwich Street                              10013
            New York, New York
(Address of Principal Executive Offices)                   (Zip Code)

If this Form relates to the registration of a   If this Form relates to the registration of a
class of securities pursuant to Section         class of securities pursuant to Section
12(b) of the Exchange Act and is effective      12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),          pursuant to General Instruction A.(d),
check the following box. [_]                    check the following box. [X]

Securities Act registration file number to which this form relates:

                                               Securities Act File No. 333-83965
                                       Investment Company Act File No. 811-09501

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                     Each Class is to be Registered
      -------------------                     ------------------------------

      None                                    N/A


Securities to be registered pursuant to 12(g) of the Act:
        DECS representing shares of beneficial interest in DECS Trust V
                               (Title of Class)

                                       1
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Item 1.         Description of Registrant's Securities to be Registered
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                A description of the securities to be registered appears on pages 27 through 28 (under the caption "Description of the DECS") and pages 32 through 36 (under the caption "Certain United States Federal Income Tax Considerations") of the registrant's Prospectus (Subject to Completion) dated July 29, 1999 included in the Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, (File No. 333-83965) and under the Investment Company Act of 1940, as amended, (File No. 811-09501). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein. In addition, since such description has been included in the form of prospectus filed by the registrant on July 29, 1999, pursuant to Rule 497(h) under the Securities Act of 1933, such prospectus is also hereby incorporated by reference herein.

Item 2.         Exhibits
------------------------

                All necessary exhibits will be filed with the Nasdaq Stock Market, Inc. in connection with this registration statement, including any amendment to the Registration Statement on Form N-2 filed with the Commission subsequent to the date hereof.
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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated August 4, 1999                    DECS TRUST V

                                        By:   /s/ Tyler Dickson
                                           --------------------------
                                           Tyler Dickson
                                           As Trustee